UMB Financial Corporation	News Release
1010 Grand Boulevard
Kansas City, MO 64106
816.860.7000
umb.com

//FOR IMMEDIATE RELEASE//

Media Contact: Stephanie Hague: 816.423.6129

Investor Relations Contact: Kay McMillan, 816.860.7106

     UMB Financial Corporation Reports Third Quarter 2012 Earnings; Posts Tenth Consecutive Quarter of Loan Growth; Announces 4.9 Percent Dividend Increase

Selected third quarter financial highlights:

·	Average loans increased 10.5 percent to $5.3 billion

·	Average deposits increased 9.7 percent to $10.4 billion

·	Quarterly dividend will increase by 4.9 percent to $0.215 per share beginning with the December 2012 payment

·	Credit and debit card purchase volume increased 38.6 percent to $1.8 billion

·	Total company assets under management increased by 19.3 percent to $31.3 billion

·	Tier 1 capital ratio remains strong at 11.69 percent

Kansas City, Mo. (October 23, 2012) – UMB Financial Corporation (NASDAQ: UMBF), a diversified financial holding company, announced earnings for the three months ended September 30, 2012 of $26.1 million or $0.65 per share ($0.64 diluted). This is an increase of $0.1 million, or 0.4 percent, compared to third quarter 2011 earnings of $26.0 million or $0.65 per share ($0.64 diluted). Earnings for the nine months ended September 30, 2012 were $101.7 million or $2.54 per share ($2.51 diluted). This is an increase of $18.5 million, or 22.2 percent, compared to the prior year-to-date earnings of $83.2 million or $2.08 per share ($2.06 diluted).

“UMB’s unique position as a diversified financial services company allowed us to post solid results for the quarter,” said Mariner Kemper, Chairman and Chief Executive Officer. “Investments in our fee businesses continue to pay off, demonstrated by the 5.3 percent increase in noninterest income compared to the third quarter of 2011. We are pleased to report yet another quarter of double-digit loan growth, with average balances increasing 10.5 percent over the third quarter of 2011. This marks our tenth consecutive quarter growing loans. Compared to the industry, the more than 1,400 regulated depositories that had announced third quarter results as of October 22 reported a median increase in loan balances of just 0.65 percent. In addition, UMB is an industry leader in credit quality, with net charge-offs of just 0.44 percent in the third quarter.”

Net Interest Income and Margin

Net interest income for the third quarter of 2012 increased $1.3 million, or 1.6 percent, compared to the same period in 2011. Average earning assets increased by $987.9 million, or 8.9 percent, compared to the third quarter of 2011. This increase was due to an $831.4 million, or 14.5 percent, increase in average total securities, including trading securities and a $502.9 million, or 10.5 percent, increase in average loans offset by a $335.8 million decrease in average interest bearing due from banks. Net interest margin decreased 18 basis points to 2.80 percent for the three months ended September 30, 2012 compared to the same quarter in 2011.

Noninterest Income and Expense

Noninterest income increased $5.4 million, or 5.3 percent, for the three months ended September 30, 2012 compared to the same period in 2011. This increase is primarily attributed to an increase in trust and securities processing income of $4.4 million, or 8.4 percent, for the three months ended September 30, 2012 compared to the same period in 2011. The increase in trust and securities processing income was primarily due to a $2.7 million, or 16.8 percent, in advisory fee income from the Scout Funds and a $1.3 million, or 7.8 percent, increase in fund administration and custody services.

Noninterest expense increased $6.5 million, or 4.6 percent, for the three months ended September 30, 2012 compared to the same period in 2011. This increase is driven by higher salary and benefits expense in 2012 of $3.9 million, or 5.2 percent, and increases in marketing and business development of $2.5 million, or 50.0 percent. The higher salaries and benefits expense is due to increases in salaries and wages of $3.0 million, or 6.4 percent, and a $1.9 million, or 17.4 percent, increase in employee benefits expense. The increased marketing and business development is due to timing differences of advertising initiatives in 2012 compared to 2011 as well as increased business development expenses in 2012.

“We continue to see momentum in our diversified fee businesses and are pleased with the 57 percent contribution to revenue they provided in the third quarter,” said Peter deSilva, President and Chief Operating Officer. “Our Payment Solutions segment posted another quarter of record purchase volume as spending in all of our card products increased by 38.6 percent versus the third quarter of 2011. Spending on healthcare cards grew 13.8 percent, and this business continues to be a key contributor to our fee income. Institutional Investment Management, which is our Scout Investments business, continues to execute on its distribution strategy, growing assets under management to $22.6 billion, an increase of 18.6 percent from a year ago. Our wealth management platform for individuals ended the quarter with assets under management of $8.7 billion, which when combined with Scout, brought total company assets under management to $31.3 billion at the end of the quarter, an increase of 19.3 percent compared to the third quarter of 2011.”

Balance Sheet

Average total assets for the three months ended September 30, 2012 were $13.2 billion compared to $12.2 billion for the same period in 2011, an increase of $1.0 billion, or 8.3 percent. Average earning assets increased by $987.9 million for the period, or 8.9 percent.

Average loan balances for the three months ended September 30, 2012 increased $502.9 million, or 10.5 percent, to $5.3 billion compared to the same period in 2011. Actual loan balances on September 30, 2012 were $5.4 billion, an increase of $613.7 million, or 12.8 percent, compared to September 30, 2011. This increase was primarily driven by an increase in commercial loans of $592.5 million, or 28.2 percent.

Nonperforming loans increased to $27.4 million on September 30, 2012 from $20.1 million on September 30, 2011. As a percentage of loans, nonperforming loans increased to 0.51 percent as of September 30, 2012 compared to 0.42 percent on September 30, 2011. Nonperforming loans are defined as nonaccrual loans and restructured loans. The company’s allowance for loan losses totaled $71.4 million, or 1.32 percent of loans, as of September 30, 2012 compared to $72.9 million, or 1.53 percent of loans, as of September 30, 2011.

For the three months ended September 30, 2012, average securities, including trading securities, totaled $6.6 billion. This is an increase of $831.4 million, or 14.5 percent, from the same period in 2011.

Average total deposits increased $917.9 million, or 9.7 percent, to $10.4 billion for the three months ended September 30, 2012 compared to the same period in 2011. Average noninterest-bearing demand deposits increased $690.9 million, or 19.7 percent, compared to 2011. Average interest-bearing deposits increased by $227.0 million, or 3.8 percent, in 2012 as compared to 2011. Total deposits as of September 30, 2012 were $10.6 billion, compared to $9.4 billion as of September 30, 2011, a 13.0 percent increase. Also, as of September 30, 2012, noninterest-bearing demand deposits were 41.6 percent of total deposits.

“This quarter marks the sixth increase in the company’s dividend since the beginning of the economic crisis of 2008,” said Mike Hagedorn, Chief Financial Officer. “Our dividend has increased by more than 43 percent during that time. Comparatively, the industry has reported a 50 percent median decrease in declared dividends over the same period. We have also continued to organically grow shareholders’ equity, which has increased by 45.3 percent since the beginning of 2008—without government assistance.”

As of September 30, 2012, UMB had total shareholders’ equity of $1.3 billion, an increase of 10.6 percent as compared to the same period in 2011.

Dividend Declaration

The Board of Directors declared during the company’s quarterly board meeting a $0.215 quarterly cash dividend, payable on December 28, 2012, to shareholders of record at the close of business on December 10, 2012.

Year-to-Date

Earnings for the nine months ended September 30, 2012 were $101.7 million or $2.54 per share ($2.51 diluted). This is an increase of $18.5 million, or 22.2 percent, compared to the prior year-to-date earnings of $83.2 million or $2.08 per share ($2.06 diluted).

Net interest income for the nine months ended September 30, 2012 increased $2.4 million, or 1.0 percent, compared to the same period in 2011. Net interest margin decreased to 2.79 percent for the nine months ended September 30, 2012 as compared to 2.95 percent for the same period in 2011.

Noninterest income increased $32.3 million, or 10.2 percent, to $348.8 million for the nine months ended September 30, 2012 as compared to the same period in 2011. Trust and securities processing income increased $9.5 million, or 6.0 percent, for year-to-date September 30, 2012 as compared to the same period in 2011. Gains from the sale of securities available for sale of $20.0 million were recognized during the first nine months of 2012 compared to $15.9 million for the first nine months of 2011. Other noninterest income increased $13.2 million, or 139.6 percent, primarily driven by an $8.7 million adjustment in contingent consideration liabilities on acquisitions.

Noninterest expense increased $12.0 million, or 2.8 percent, for the nine months ended September 30, 2012 compared to the same period in 2011. Salary and employee benefit expense increased by $16.0 million, or 7.2 percent, offset by a $7.8 million escrow fund established during the second quarter of 2011 to settle a class action lawsuit.

Conference Call

The company plans to host a conference call to discuss its 2012 third quarter earnings results on October 24, 2012, at 8:30 a.m. (CDT).

Interested parties may access the call by dialing (toll-free) 877-941-0844 or (U.S.) 480-629-9835. The live call can also be accessed by visiting the investor relations area of umb.com or by using the following the link:

http://event.on24.com/r.htm?e=524870&s=1&k=B9EE876276A519260D14226523D52957

A replay of the conference call may be heard until November 7, 2012 by calling (toll-free) 800-406-7325 or (U.S.) 303-590-3030. The replay pass code required for playback is conference identification number 4568203. The call replay may also be accessed via the company's website, umb.com, by visiting the investor relations area.

Forward-Looking Statements:

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements rely on a number of assumptions concerning future events and are subject to risks and uncertainties, which could cause actual results to differ materially from those contemplated by the forward-looking statements in this Current Report on Form 8-K, any exhibits to this Current Report and other public statements the company may make. While management of UMB believes their assumptions are reasonable, UMB cautions that changes in general economic conditions, changes in interest rates, changes in the securities markets, changes in operations, changes in competition, technology changes, legislative or regulatory changes, the ability of customers to repay loans, changes in loan demand, increases in employee costs, its ability to integrate acquisitions and other risks and uncertainties detailed in UMB’s filings with the Securities and Exchange Commission, may cause actual results to differ materially from those discussed in this release. UMB has no duty to update such statements, and undertakes no obligation to update or supplement forward-looking statements that become untrue because of new information, future events or otherwise.

About UMB:

UMB Financial Corporation (NASDAQ: UMBF) is a financial services holding company headquartered in Kansas City, Mo., offering complete banking, payment solutions, asset servicing and institutional investment management to customers. Its banking subsidiaries own and operate banking and wealth management centers throughout Missouri, Illinois, Colorado, Kansas, Oklahoma, Nebraska and Arizona. Subsidiaries of the holding company and the lead bank, UMB Bank, n.a., include mutual fund and alternative investment services groups, single-purpose companies that deal with brokerage services and insurance, and a registered investment advisor that manages the company's proprietary mutual funds and investment advisory accounts for institutional customers. For more information, visit umb.com or follow us on Twitter at @UMBBank.

CONSOLIDATED BALANCE SHEETS	UMB Financial Corporation

(unaudited, dollars in thousands)
	September 30,
Assets	2012	2011

Loans	$5,389,763	$4,776,071
Allowance for loan losses	(71,368)	(72,876)

Net loans	5,318,395	4,703,195

Loans held for sale	13,899	11,562
Investment securities:
Available for sale	6,487,124	5,757,923
Held to maturity	98,479	88,376
Trading securities	39,919	71,077
Federal Reserve Bank Stock and other	25,526	22,789

Total investment securities	6,651,048	5,940,165

Federal funds and resell agreements	41,172	86,695
Interest-bearing due from banks	174,012	322,993
Cash and due from banks	397,339	383,757
Bank premises and equipment, net	239,234	225,593
Accrued income	70,099	75,189
Goodwill	209,758	211,114
Other intangibles	72,351	88,243
Other assets	98,538	90,578

Total assets	$13,285,845	$12,139,084

Liabilities
Deposits:
Noninterest-bearing demand	$4,415,669	$3,617,202
Interest-bearing demand and savings	5,070,680	4,434,430
Time deposits under $100,000	562,357	635,055
Time deposits of $100,000 or more	564,074	708,336

Total deposits	10,612,780	9,395,023

Federal funds and repurchase agreements	1,164,199	1,340,693
Short-term debt	-	30,689
Long-term debt	5,632	7,841
Accrued expenses and taxes	191,926	181,210
Other liabilities	17,133	13,329

Total liabilities	11,991,670	10,968,785

Shareholders' Equity
Common stock	55,057	55,057
Capital surplus	730,274	721,511
Retained earnings	774,641	682,942
Accumulated other comprehensive income	101,413	77,286
Treasury stock	(367,210)	(366,497)

Total shareholders' equity	1,294,175	1,170,299

Total liabilities and shareholders' equity	$13,285,845	$12,139,084

Consolidated Statements of Income			UMB Financial Corporation

(unaudited, dollars in thousands except share and per share data)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Interest Income	2012	2011	2012	2011

Loans	$ 54,558	$55,424	$162,613	$164,519
Securities:
Taxable interest	20,345	20,511	61,652	64,896
Tax-exempt interest	9,602	8,825	28,445	25,345

Total securities income	29,947	29,336	90,097	90,241
Federal funds and resell agreements	48	45	88	73
Interest-bearing due from banks	225	628	1,422	2,633
Trading securities	201	191	842	682

Total interest income	84,979	85,624	255,062	258,148

Interest Expense
Deposits	4,079	6,139	13,443	18,968
Federal funds and repurchase agreements	454	339	1,402	1,405
Other	81	72	390	335

Total interest expense	4,614	6,550	15,235	20,708

Net interest income	80,365	79,074	239,827	237,440
Provision for loan losses	4,500	4,500	13,500	17,200

Net interest income after provision for loan losses	75,865	74,574	226,327	220,240

Noninterest Income
Trust and securities processing	56,291	51,928	166,756	157,291
Trading and investment banking	7,120	4,952	23,938	20,449
Service charges on deposits	19,171	18,880	58,191	55,669
Insurance fees and commissions	1,028	1,038	2,949	3,407
Brokerage fees	3,104	2,627	8,324	7,540
Bankcard fees	14,466	15,882	46,031	46,869
Gains on sale of securities available for sale, net	259	2,411	20,022	15,891
Other	4,882	3,239	22,637	9,447

Total noninterest income	106,321	100,957	348,848	316,563

Noninterest Expense
Salaries and employee benefits	78,813	74,905	236,728	220,726
Occupancy, net	9,870	9,398	28,359	28,582
Equipment	10,330	10,424	31,999	32,135
Supplies and services	4,995	5,513	15,256	16,670
Marketing and business development	7,368	4,912	17,615	14,192
Processing fees	12,964	12,704	38,372	38,197
Legal and consulting	4,311	3,272	11,838	9,965
Bankcard	4,700	4,001	13,572	12,072
Amortization of intangible assets	3,643	4,022	11,228	12,187
Regulatory fees	2,363	2,130	7,096	8,241
Class action litigation settlement	-	-	-	7,800
Other	6,548	8,147	20,432	19,758

Total noninterest expense	145,905	139,428	432,495	420,525

Income before income taxes	36,281	36,103	142,680	116,278
Income tax provision	10,156	10,088	41,023	33,072

Net income	$ 26,125	$26,015	$101,657	$83,206

Per Share Data
Net income - basic	$ 0.65	$0.65	$2.54	$2.08
Net income – diluted	0.64	0.64	2.51	2.06
Dividends	0.205	0.195	0.615	0.585
Weighted average shares outstanding	40,081,304	40,020,772	40,047,261	40,057,009

Condensed Statements of Consolidated Comprehensive Income			UMB Financial Corporation

(unaudited, dollars in thousands, except per share data)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011

Net Income	$ 26,125	$26,015	$ 101,657	$83,206
Other comprehensive income, net of tax:
Unrealized gains on securities:
Change in unrealized holding gains, net	32,256	37,526	52,410	98,039
Less: Reclassifications adjustment for gains included in net income	(259)	(2,411)	(20,022)	(15,891)

Change in unrealized gains on securities during the period	31,997	35,115	32,388	82,148
Income tax expense	(11,827)	(12,940)	(12,074)	(30,327)

Other comprehensive income	20,170	22,175	20,314	51,821

Comprehensive income	$ 46,295	$48,190	$ 121,971	$135,027

Consolidated Statements of
Shareholders' Equity					UMB Financial Corporation

(unaudited, dollars in thousands, except per share data)
				Accumulated
				Other
	Common	Capital	Retained	Comprehensive	Treasury
	Stock	Surplus	Earnings	Income	Stock	Total

Balance - January 1, 2011	$55,057	$718,306	$623,415	$25,465	$(361,383)	$1,060,860
Total comprehensive income	-	-	83,206	51,821	-	135,027
Cash dividends ($0.585 per share)	-	-	(23,679)	-	-	(23,679)
Purchase of treasury stock	-	-	-	-	(8,435)	(8,435)
Issuance of equity awards	-	(2,244)	-	-	2,484	240
Recognition of equity based
compensation	-	4,964	-	-	-	4,964
Net tax benefit related to equity
compensation plans	-	96	-	-	-	96
Sale of treasury stock	-	213	-	-	205	418
Exercise of stock options	-	176	-	-	632	808

Balance – September 30, 2011	$55,057	$721,511	$682,942	$77,286	$(366,497)	$1,170,299

Balance - January 1, 2012	$55,057	$723,299	$697,923	$81,099	$(366,246)	$1,191,132
Total comprehensive income	-	-	101,657	20,314	-	121,971
Cash dividends ($0.615 per share)	-	-	(24,939)	-	-	(24,939)
Purchase of treasury stock	-	-	-	-	(6,062)	(6,062)
Issuance of equity awards	-	(1,612)	-	-	1,856	244
Recognition of equity based
compensation	-	5,425	-	-	-	5,425
Net tax benefit related to equity
compensation plans	-	333	-	-	-	333
Sale of treasury stock	-	354	-	-	256	610
Exercise of stock options	-	2,475	-	-	2,986	5,461

Balance – September 30, 2012	$55,057	$730,274	$774,641	$101,413	$(367,210)	$1,294,175

Average Balances / Yields and Rates			UMB Financial Corporation

(tax - equivalent basis)

(unaudited, dollars in thousands)		Three Months Ended September 30,
	2012		2011

	Average	Average	Average	Average
Assets	Balance	Yield/Rate	Balance	Yield/Rate

Loans, net of unearned interest	$5,292,970	4.10%	$4,790,043	4.60%
Securities:
Taxable	4,617,059	1.75	4,119,391	1.98
Tax-exempt	1,903,490	3.05	1,569,903	3.42

Total securities	6,520,549	2.13	5,689,294	2.37
Federal funds and resell agreements	38,498	0.50	49,159	0.36
Interest-bearing due from banks	248,290	0.36	584,130	0.43
Trading securities	47,269	1.86	47,098	1.74

Total earning assets	12,147,576	2.94	11,159,724	3.21
Allowance for loan losses	(72,909)		(71,513)
Other assets	1,097,489		1,069,219

Total assets	$13,172,156		$12,157,430

Liabilities and Shareholders' Equity
Interest-bearing deposits	$6,183,598	0.26%	$5,956,609	0.41%
Federal funds and repurchase agreements	1,315,729	0.14	1,306,627	0.10
Borrowed funds	7,962	4.05	31,155	0.93

Total interest-bearing liabilities	7,507,289	0.24	7,294,391	0.36
Noninterest-bearing demand deposits	4,199,085		3,508,183
Other liabilities	186,612		183,084
Shareholders' equity	1,279,170		1,171,772

Total liabilities and shareholders' equity	$13,172,156		$12,157,430

Net interest spread		2.70%		2.85%
Net interest margin		2.80		2.98

		Nine Months Ended September 30,
	2012		2011

	Average	Average	Average	Average
Assets	Balance	Yield/Rate	Balance	Yield/Rate

Loans, net of unearned interest	$5,187,756	4.19%	$4,716,008	4.67%
Securities:
Taxable	4,525,462	1.82	4,229,389	2.05
Tax-exempt	1,833,229	3.15	1,428,301	3.62

Total securities	6,358,691	2.20	5,657,690	2.45
Federal funds and resell agreements	27,686	0.42	29,913	0.33
Interest-bearing due from banks	573,474	0.33	908,528	0.39
Trading securities	49,741	2.44	50,384	1.96

Total earning assets	12,197,348	2.95	11,362,523	3.19
Allowance for loan losses	(73,246)		(73,109)
Other assets	1,099,748		1,084,414

Total assets	$13,223,850		$12,373,828

Liabilities and Shareholders' Equity
Interest-bearing deposits	$6,231,448	0.29%	$6,231,546	0.41%
Federal funds and repurchase agreements	1,445,701	0.13	1,546,097	0.12
Borrowed funds	13,384	3.89	34,917	1.29

Total interest-bearing liabilities	7,690,533	0.26	7,812,560	0.35
Noninterest-bearing demand deposits	4,103,786		3,263,666
Other liabilities	183,447		172,487
Shareholders' equity	1,246,084		1,125,115

Total liabilities and shareholders' equity	$13,223,850		$12,373,828

Net interest spread		2.69%		2.84%

Net interest margin	2.79		2.95

THIRD QUARTER 2012
FINANCIAL HIGHLIGHTS	UMB Financial Corporation

(unaudited, dollars in thousands, except share and per share data)

Nine Months Ended September 30	2012	2011

Net interest income	$239,827	$237,440
Provision for loan losses	13,500	17,200
Noninterest income	348,848	316,563
Noninterest expense	432,495	420,525
Income before income taxes	142,680	116,278
Net income	101,657	83,206
Net income per share - Basic	2.54	2.08
Net income per share - Diluted	2.51	2.06
Return on average assets	1.03%	0.90%
Return on average equity	10.90%	9.89%

Three Months Ended September 30

Net interest income	$80,365	$79,074
Provision for loan losses	4,500	4,500
Noninterest income	106,321	100,957
Noninterest expense	145,905	139,428
Income before income taxes	36,281	36,103
Net income	26,125	26,015
Net income per share - Basic	0.65	0.65
Net income per share - Diluted	0.64	0.64
Return on average assets	0.79%	0.85%
Return on average equity	8.12%	8.81%

At September 30

Assets	$13,285,845	$12,139,084
Loans, net of unearned interest	5,389,763	4,776,071
Securities	6,651,048	5,940,165
Deposits	10,612,780	9,395,023
Shareholders' equity	1,294,175	1,170,299
Book value per share	31.88	28.97
Market price per share	48.68	32.08
Equity to assets	9.74%	9.64%
Allowance for loan losses	$71,368	$72,876
As a % of loans	1.32%	1.53%
Nonaccrual and restructured loans	$27,389	$20,140
As a % of loans	0.51%	0.42%
Loans over 90 days past due	$4,160	$6,387
As a % of loans	0.08%	0.13%
Other real estate owned	$5,567	$5,299
Net loan charge-offs quarter-to-date	$5,784	$4,065
As a % of average loans	0.44%	0.34%
Net loan charge-offs year-to-date	$14,149	$18,276
As a % of average loans	0.36%	0.52%

Common shares outstanding	40,596,751	40,395,963

Average Balances
Nine Months Ended September 30

Assets	$13,223,850	$12,373,828
Loans, net of unearned interest	5,187,756	4,716,008
Securities	6,408,432	5,708,074
Deposits	10,335,234	9,495,212
Shareholders' equity	1,246,084	1,125,115

Business Segment Information				UMB Financial Corporation

(unaudited, dollars in thousands)
		Three Months Ended September 30, 2012

			Institutional
		Payment		Asset
	Bank		Investment		Total
		Solutions		Servicing
			Management

Net interest income	$69,109	$10,843	$-	$413	$80,365
Provision for loan losses	2,168	2,332	-	-	4,500
Noninterest income	47,851	15,381	24,789	18,300	106,321
Noninterest expense	94,012	17,696	17,186	17,011	145,905

Income before taxes	20,780	6,196	7,603	1,702	36,281
Income tax expense	5,320	2,060	2,130	646	10,156

Net income	$15,460	$4,136	$5,473	$1,056	$26,125

Average assets	$10,681,000	$849,000	$80,000	$1,562,000	$13,172,000

		Three Months Ended September 30, 2011

			Institutional
		Payment		Asset
	Bank		Investment		Total
		Solutions		Servicing
			Management

Net interest income	$67,773	$10,832	$3	$466	$79,074
Provision for loan losses	1,873	2,627	-	-	4,500
Noninterest income	48,386	14,004	21,593	16,974	100,957
Noninterest expense	92,768	13,199	16,792	16,669	139,428

Income before taxes	21,518	9,010	4,804	771	36,103
Income tax expense	5,818	2,634	1,340	296	10,088

Net income	$15,700	$6,376	$3,464	$475	$26,015

Average assets	$10,360,000	$745,000	$93,000	$959,000	$12,157,000

		Nine Months Ended September 30, 2012

			Institutional
		Payment		Asset
	Bank		Investment		Total
		Solutions		Servicing
			Management

Net interest income	$206,611	$32,124	$2	$1,090	$239,827
Provision for loan losses	6,424	7,076	-	-	13,500
Noninterest income	168,885	48,122	74,585	57,256	348,848
Noninterest expense	282,142	49,030	50,375	50,948	432,495

Income before taxes	86,930	24,140	24,212	7,398	142,680
Income tax expense	23,772	7,544	6,974	2,733	41,023

Net income	$63,158	$16,596	$17,238	$4,665	$101,657

Average assets	$10,850,000	$855,000	$82,000	$1,437,000	$13,224,000

		Nine Months Ended September 30, 2011

			Institutional
		Payment		Asset
	Bank		Investment		Total
		Solutions		Servicing
			Management

Net interest income	$204,368	$31,687	$9	$1,376	$237,440
Provision for loan losses	8,849	8,351	-	-	17,200
Noninterest income	158,049	41,757	64,156	52,601	316,563
Noninterest expense	281,643	41,135	49,337	48,410	420,525

Income before taxes	71,925	23,958	14,828	5,567	116,278
Income tax expense	19,418	7,394	4,217	2,043	33,072

Net income	$52,507	$16,564	$10,611	$3,524	$83,206

Average assets	$10,235,000	$692,000	$89,000	$1,358,000	$12,374,000